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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC our reports dated February 28, 2003 relating to the financial statements and financial statement schedule of Advanced Accessory Systems, LLC and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Historical Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
September 9, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS